UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 14, 2017

Date of Report (Date of earliest event reported)

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5301 Stevens Creek Boulevard

Santa Clara, CA 95051

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 345-8886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

As previously reported, on September 15, 2014, Agilent Technologies, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), dated September 15, 2014, by and among the Company, the Lenders party thereto and BNP Paribas, as Administrative Agent (the “Agent”). The Credit Agreement initially provided for a $400 million five-year unsecured credit facility (the “Facility”), and on June 9, 2015, the commitments under the Facility were increased by $300 million. On July 14, 2017, the Company, the Lenders and the Agent entered into Amendment Number 1 to the Credit Agreement (the “Amendment”).  The Amendment further increased the commitments under the Facility by an additional $300 million, so that the aggregate commitments under the Facility now total $1.0 billion. In addition, the Amendment made certain other changes to the terms of the Credit Agreement..

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description
10.1	Amendment No. 1 to Credit Agreement, dated July 14, 2017, by and among the Company, the Lenders party thereto and BNP Paribas, as Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ P. Diana Chiu
	Name:	P. Diana Chiu
	Title:	Vice President, Assistant General Counsel and
Assistant Secretary

Date: July 17, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Credit Agreement, dated July 14, 2017, by and among the Company, the Lenders party thereto and BNP Paribas, as Administrative Agent

4